UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 15, 2011

THE PANTRY, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-25813
Delaware	56-1574463
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

305 Gregson Drive Cary, North Carolina (Address of principal executive offices)	27511 (Zip code)

Registrant’s telephone number, including area code: (919) 774-6700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Pantry, Inc. (the “Company”) held its Annual Meeting of Stockholders on March 15, 2011.  The stockholders considered four proposals, each of which is described in more detail in the Company’s definitive proxy statement dated January 28, 2011.

Proposal 1:  Election of 10 nominees to serve as directors each for a term of one year or until his or her successor is duly elected and qualified.  The votes were cast as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Edwin J. Holman	17,544,502	1,673,203	1,705,893
Robert F. Bernstock	17,544,602	1,673,103	1,705,893
Paul L. Brunswick	17,544,502	1,673,203	1,705,893
Wilfred A. Finnegan	17,544,252	1,673,453	1,705,893
Terrance M. Marks	17,544,502	1,673,203	1,705,893
Terry L. McElroy	17,544,502	1,673,203	1,705,893
Mark D. Miles	17,544,352	1,673,353	1,705,893
Bryan E. Monkhouse	17,544,300	1,673,405	1,705,893
Thomas M. Murnane	17,544,452	1,673,253	1,705,893
Maria C. Ritcher	17,542,702	1,675,003	1,705,893

All director nominees were duly elected.

Proposal 2:  Advisory (nonbinding) vote on executive compensation.  The votes were cast as follows:

	Votes For	Votes Against	Abstain
Advisory (nonbinding) vote on executive compensation	18,776,702	369,273	71,730

Broker Non-Votes: 1,705,893

Proposal 2 was approved on an advisory basis.

Proposal 3:  Advisory (nonbinding) vote on the frequency of future stockholder votes on executive compensation.  The votes were cast as follows:

	One Year	Two Years	Three Years	Abstain
Advisory (nonbinding) vote on frequency of future stockholder votes on executive compensation	17,538,814	6,699	1,602,541	69,651

Broker Non-Votes: 1,705,893

The stockholders indicated their preference, on an advisory basis, for an annual advisory stockholder vote on executive compensation.

Proposal 4:  Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 29, 2011.  The votes were cast as follows:

	Votes For	Votes Against	Abstain
Ratification of Deloitte & Touche LLP	20,390,089	473,445	60,064

Broker Non-Votes: 0

Proposal 4 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PANTRY, INC.

	By:	/s/ Mark R. Bierley
Mark R. Bierley Senior Vice President, Chief Financial Officer and Secretary

Date: March 16, 2011